Exhibit 99.15

EXECUTION COPY

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 9th of May 2016, by and between Barry Honig (the “Seller”) and those persons or entities whose names appear on the signature pages hereto as Purchaser (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller is the record or beneficial owner of shares of common stock, par value $0.0005 per share (the “Common Stock”), of IDI, Inc., a Delaware corporation (the “Company”); and

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desire to purchase from the Seller, the number of shares of Common Stock as listed on the signature pages hereto (the “Shares”), on and subject to the terms of this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Seller, for a purchase price of $4.80 per Share, totaling $2,952,422.40 (Two Million Nine Hundred Fifty Two Thousand Four Hundred Twenty Two and 40/100) to be paid to the Seller (the “Purchase Price”).

2. Closing.

(a) The purchase and sale of the Shares shall take place at a closing (the “Closing”), to be held on May 9, 2016 (the “Closing Date”).

(b) At the Closing:

(i) The Seller shall deliver to the Purchaser, a certificate (or certificates) representing the Shares, along with fully executed stock powers that are medallion guaranteed and duly endorsed in form for transfer to the Purchaser which shall be subject to such restrictions on transfer and carry the legend set forth in (ii) below.

(ii) The Purchaser understands and agrees that the certificates for the Shares shall bear substantially the following legend until (i) such Shares shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) such Shares have been sold to a third party pursuant to Rule 144 under the Securities Act, as well as any applicable “blue sky” or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN

EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

(iii) The Purchaser shall pay the Purchase Price to the Seller in accordance with wire transfer instructions attached hereto by wire transfer of immediately available funds.

(c) At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement as are reasonably necessary to carry out the transactions contemplated by this Agreement.

(d) All representations, covenants and warranties of the Purchaser and Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

3. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following represents and warranties to the Seller:

(a) The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by any Purchaser in connection with the execution and performance by such Purchaser of this Agreement or the execution and performance by such Purchaser of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b) The Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company. In making the decision to purchase the Shares, each Purchaser hereby acknowledges that such Purchaser has relied upon information filed electronically on the SEC EDGAR filing system.

(c) The Purchaser agrees and acknowledges that neither Seller nor any of Seller’s employees or affiliates shall be responsible for any information concerning the Company relied upon or provided to such Purchaser, and each Purchaser agrees to hold harmless and indemnify Seller in connection with any claims concerning the Shares sold or the Company disclosures, including, without limitation, claims under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which claims are hereby released and discharged in all respects.

(d) The Purchaser represents and warrants that no person is entitled to receive a finder’s fee from Seller in connection with this Agreement as a result of any action taken by such Purchaser or Seller pursuant to this Agreement, and agrees to indemnify and hold harmless the Seller and its affiliates, in the event of a breach of the representation and warranty. This representation and warranty shall survive the Closing.

(e) The Purchaser is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and each Purchaser is able to bear the economic risk of an investment in the Shares.

(f) The Purchaser have adequate unrestricted funds to pay the full amount of the Purchase Price in cash at the Closing.

4. Representations and Warranties of the Seller. Seller hereby makes the following representations and warranties to the Purchaser:

(a) Seller owns the Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

(b) Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

(c) There is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(d) No bankruptcy, receivership or debtor relief proceedings are pending or, to the Seller’s knowledge, threatened against the Seller.

(e) The Seller is aware of the Company’s public disclosures regarding its business affairs and financial condition and on that basis has determined to sell the Shares.

(f) Acknowledgements. The Seller acknowledges and agrees as follows:

(i) The Purchaser and its affiliates, and other related parties, may possess or have access to material non-public information of the Company, which has not been communicated to the Seller, and the Seller hereby waives any and all claims, whether at law, in equity or otherwise, that the Seller may now have or may hereafter acquire, whether presently known or unknown, against the Purchaser and its affiliates, such other related parties, and their respective successors or assigns, relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any claims arising under Rule 10-b(5) of the Securities Exchange Act of 1934, as amended.

(ii)

The Purchaser has not made and does not make hereby any representation or warranty of any kind or character except as expressly set forth herein, including without limitation with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company or with respect to the value of any of the Shares, and the Purchaser has no obligations to the Seller, whether express or implied, including without limitation, fiduciary obligations, except as expressly set forth in this Agreement.

(iii)	THE SELLER FURTHER ACKNOWLEDGES THAT IT HAS CONSULTED ITS OWN INDEPENDENT LEGAL, TAX, AND FINANCIAL ADVISORS IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND THAT THE SELLER UNDERSTANDS THE MEANING AND LEGAL CONSEQUENCES OF THIS AGREEMENT.

5. Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by all of the parties hereto.

6. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by email to the email addresses set forth on the signature pages attached hereto, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 6(c). Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.

(c) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of Miami Dade in the State of Florida, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, waives any defense that such court is not a convenient forum, and consents to any service of process made either (x) in the manner set forth in Section 6(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(d) Waiver of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(e) Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(f) Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(h) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(i) Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(j) Legal Representation. Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement. Each party recognizes and acknowledges that counsel to the Company has represented other shareholders of the Company and may, in the future, represent others in connection with various legal matters and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER: Barry Honig

By:	/s/ Barry Honig
	Name:	Barry Honig
Title:
Number of Shares being sold: 615,088
Sale Price: $2,952,422.40
Address:

PURCHASER: Frost Gamma Investments Trust

By:	/s/ Phillip Frost, M.D.
Number of Shares being bought: 615,088
Purchase Price: $2,952,422.40
Address: 4400 Biscayne Blvd.
Miami, FL 33137